                                                                    Exhibit 10.5


                              Keystone Savings Bank

                     Supplemental Executive Retirement Plan

Keystone Savings Bank Supplemental Executive Retirement Plan
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Article                                                            Page
-------                                                            ----
1.0     Name of Plan and Purpose ...............................    1

2.0     Eligibility ............................................    1

3.0     Participation ..........................................    1

4.0     Benefits ...............................................    1

5.0     Funding ................................................    2

6.0     Contributions ..........................................    2

7.0     Vesting ................................................    2

8.0     Distributions of Benefits ..............................    3

9.0     Beneficiary Designation ................................    4

10.0    Administration .........................................    4

11.0    Amendment and Termination ..............................    4

12.0    Miscellaneous ..........................................    4

          KEYSTONE SAVINGS BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.0      Name of Plan and Purpose

1.1 This document will be known as the "Keystone Savings Bank Supplemental Executive Retirement Plan" (the "SERP"). Its purpose is to supplement the retirement benefits available to certain eligible participants in the Keystone Savings Bank Retirement Plan (the "Pension Plan") by restoring benefits that would have been available under the Pension Plan had the Pension Plan not been amended as required by the Tax Reform Act of 1986.

2.0      Eligibility

2.1 Eligibility under this SERP will be restricted to employees ("Employees") of Keystone Savings Bank (the "Bank") who were employed by the Bank on January 1, 1987; participating in the Pension Plan on that date under the terms of the Pension Plan; whose benefits under the Pension Plan are on the date of adoption of this SERP or thereafter adversely affected by the amendments made to the Pension Plan pursuant to the Tax Reform Act of 1986 and who are approved by the Retirement Plan Committee (the "Committee") of the Board of Trustees (the "Board") of the Bank to be Participants in the SERP.

3.0      Participation

3.1 Employees who are eligible to participate in this SERP on the date of adoption of this SERP will become Participants in this SERP as of that date.

3.2 Employees who become eligible to participate in this SERP after the date of adoption of this SERP will become Participants in this SERP as of the first day of the calendar year in which they become eligible.

4.0      Benefits

4.1 The benefits to which a Participant will be entitled under this SERP will be equal to the balance in the Participant's SERP Account in the Deferred Compensation Trust established under section 5.0 herein.

Keystone Savings Bank Supplemental Executive Retirement Plan
--------------------------------------------------------------------------------

5.0      Funding

5.1 The Bank will make pro rata quarterly cash contributions of each Plan year's Required Annual Contribution Amount (determined under Article
         6.0 herein) for the benefit of each Participant to a trust established under a separate trust agreement which will be known as the "Deferred Compensation Trust." The Trustees of the Deferred Compensation Trust will receive each quarterly cash contribution and allocate it to the separate account of each Participant established and maintained under the Deferred Compensation Trust for the benefit of each Participant (the "Participant's SERP Account") to be held or invested as provided in the Deferred Compensation Trust agreement.

6.0      Contributions

6.1 An actuary, engaged by the Bank, will periodically compute the Required Annual Contribution Amount in respect of each Participant. The Required Annual Contribution Amount will be determined by the actuary as the amount required to fund the Participant's "SERP Benefit Amount." The SERP Benefit Amount will be an amount equal to the excess of the monthly pension benefit that would be provided to the Participant under the Pension Plan if the amendments to the Pension Plan required pursuant to the Tax Reform Act of 1986 had not been made over the monthly pension benefit determined by the actuary to be payable under the Pension Plan.

6.2 Except as provided in Section 6.3 herein, in determining the SERP Benefit Amount of each Participant and the Required Annual Contribution Amount, the actuary will employ the same assumptions and methods employed to calculate annual contributions required under the Pension Plan.

6.3 In determining the assets available in the Deferred Compensation Trust to pay SERP Benefit Amounts, the actuary will assume that contributions to the Deferred Compensation Trust grew at the assumed rates of return used by the actuary of the Pension Plan for the same periods of time. The actuary will also assume that SERP Benefit Amounts are to be funded ratably over the expected future service period of each Participant from the date of calculation to the Participant's Normal Retirement Date under the Pension Plan.

7.0      Vesting

7.1.1 Participants vest in their benefits under this SERP in the same manner as they vest in benefits under the Pension Plan.

Keystone Savings Bank Supplemental Executive Retirement Plan
--------------------------------------------------------------------------------

8.0      Distributions of Benefits

8.1 The balance in a Participant's SERP Account will be paid out to the Participant or the Participant's Designated Beneficiary or Beneficiaries in the event that the Participant is then deceased (collectively referred to hereinafter in this Article 8.0 as the "Recipient"), at the Recipient's direction within 90 days following the Participant's termination of employment with the Bank. The Recipient may direct the payment of the Participant's SERP Account balance to be paid in lump sum or in periodic installments (no more frequently than monthly) as directed by the Recipient and approved by the Committee.

8.2 The Recipient's directions as to payment of the Participant's SERP Account balance will be made in a written notice delivered by the Recipient to the Chairman (the "Chairman") of the Committee (or any member of the Board if no such office is then constituted) within 90 days following the Participant's termination of employment by the Bank. The Recipient may at any time prior to such 90th day revoke or amend directions previously given by the Recipient.

8.3 If the Recipient fails to direct the payment of the Participant's SERP Account balance in accordance with section 8.2, herein, the Participant's SERP Account balance will be paid out of the Deferred Compensation Trust by the Trustee to the Recipient in lump sum.

8.4 In the event a Participant fails to designate a beneficiary or beneficiaries in accordance with section 9.1 herein, and such Participant is deceased prior to the payout of the entire amount of the Participant's SERP Account balance, the Participant's then remaining SERP Account balance will be paid out in lump sum to the deceased Participant's estate.

8.5 In the event a Designated Beneficiary is deceased prior to the payout of the entire amount of the Participant's SERP Account Balance and no living alternate beneficiary is then found by the Committee to become the Designated Beneficiary in accordance with section 9.1 herein, the Participant's then remaining SERP Account balance allocable to the deceased Designated Beneficiary will be paid out in lump sum to the deceased Designated Beneficiary's estate.

8.6 Distributions to Recipients will be made net of any required tax withholdings.

Keystone Savings Bank Supplemental Executive Retirement Plan
--------------------------------------------------------------------------------

9.0      Beneficiary Designation

9.1 Each Participant will be entitled to designate one or more beneficiaries and one or more successive alternate beneficiaries to be the Participant's Designated Beneficiary under this SERP. Such designation will be made by notice in writing to the Chairman (or any member of the Board if no such office is then constituted) naming the beneficiaries and the successive alternate beneficiaries to be the Designated Beneficiary under this SERP. Such designation may be revoked or amended at any time by the Participant by notice similarly given.

10.0     Administration

10.1 This SERP will be administered by the Committee which will have the sole discretion to interpret the SERP provisions, make rules and regulations pertaining to its administration and decide all questions arising in connection with its administration all of which shall be binding upon the Bank, the Participants, the Designated Beneficiaries and all persons claiming through them.

10.2 No member of the Committee or the Board or employee of the Bank will be liable to the Bank, any Participant, any Designated Beneficiary or any person claiming rights under the SERP through the Bank, a Participant or a Designated Beneficiary for any act or failure to act which is done (or not done as the case may be) in good faith.

10.3     All expenses of administering the SERP will be borne by the Bank.

11.0     Amendment and Termination

11.1 The Board reserves the right to amend or terminate the SERP at any time except that no such amendment will affect benefits or rights to which any Participant became entitled prior to such amendment or termination.

12.0     Miscellaneous

12.1 It is intended that this SERP not be a qualified plan within the meaning of section 401(a) of the Internal Revenue Code of 1986 and that it be exempt from coverage under the Employee Retirement Income Security Act of 1974 ("ERISA") pursuant to section 202(2) thereof.

Keystone Savings Bank Supplemental Executive Retirement Plan
--------------------------------------------------------------------------------

12.2 Any reference herein to any statute will be interpreted to include reference to any successor statute. Any reference herein to any office, officer, committee or board will be interpreted to include reference to any successor office, officer, committee or board. Any reference herein to the Bank will include reference to any successor to the Bank.

12.3 Any person asserting a claim under this SERP must put the claim in writing and submit it to the Secretary of the Keystone Savings Bank, P.O. Box 25012, Lehigh Valley, PA 18002-5012 for processing. The Committee will then review the claim and reply to it within 90 days. The Committee's decision shall be final and binding. This administrative remedy shall be pursued prior to the filing of any legal action.

12.4 The Plan Year upon which the books and records of account of this SERP will be maintained will coincide with the plan yearv of the Pension Plan.

12.5 Participation in this SERP shall not provide any Participant with the right to remain in the employment of the Bank or the right to continue to serve as a trustee of the Bank.

12.6 To the extent the enforcement or interpretation of this SERP is not preempted by ERISA but is dependent upon state law, the laws of the Commonwealth of Pennsylvania, not including its conflict of laws provisions, shall govern.

12.7 Captions and headings appearing herein are for convenient reference only. The text of this SERP shall control.

Adopted by Resolution of the Board of Trustees on December 22, 1997



                                         /s/ Michele A. Linsky
                                         ---------------------------------------
                                         Michele A. Linsky, Corporate Secretary

Keystone Savings Bank Supplemental Executive Retirement Plan
--------------------------------------------------------------------------------

                                  ELECTION FORM

Name of Participant: _______________________________________________________

Plan Year Beginning Date: _____________________

Part I Contribution Investment Allocation Directions
----------------------------------------------------

I hereby direct that contributions to my SERP Account by the Bank be allocated by the Trustees of the Deferred Compensation Trust among the following investments in increments of 5%:
____ % to ___________________________      ____ % to ___________________________

____ % to ___________________________      ____ % to ___________________________

____ % to ___________________________      ____ % to ___________________________

Total Percent of allocations               ____ % (Must equal 100%)

Part II Beneficiary Designation
-------------------------------

I hereby designate the following beneficiaries to receive payment of any Plan benefits that may be due following my death:
Name, Social Security Number, Address and % Share of Primary Beneficiaries:

No.

1._________________________________________________________________ % Share ____

2._________________________________________________________________ % Share ____

3._________________________________________________________________ % Share ____

4._________________________________________________________________ % Share ____

Name, Social Security Number and Address of Alternate Beneficiaries:
No.


1._________________________________________________________________
             (To Succeed Primary Beneficiary 1., above)

2._________________________________________________________________
             (To Succeed Primary Beneficiary 2., above)

3._________________________________________________________________
             (To Succeed Primary Beneficiary 3., above)

4._________________________________________________________________
             (To Succeed Primary Beneficiary 4., above)

                                    -Side 1-

Keystone Savings Bank Supplemental Executive Retirement Plan
--------------------------------------------------------------------------------

Part III Distribution Election
------------------------------

[_] Lump sum payment ________ days after my termination of employment with or service as a director of the Bank. (May not be less than 90 days after termination of employment nor more than 120 days after the close of the Plan year in which termination of employment with the Bank occurs.)

[_] Monthly, [_] Quarterly, [_] Semiannual or [_] Annual periodic installments over ____ years (Not more than 10 years) beginning ____days after my termination of employment with the Bank. (May not be less than 90 days after termination of employment nor more than 120 days after the close of the Plan year in which termination of employment with the Bank occurs.) (Each periodic installment will be calculated by multiplying the balance in the account by 1 divided by the number of periodic installments remaining prior to the payment of the installment in question).

Part IV Participant Acknowledgment
----------------------------------

By signing this form I acknowledge that I have received a copy of the Keystone Savings Bank Supplemental Executive Retirement Plan and the related Deferred Compensation Trust Agreement, I have read each of these documents and I understand and agree to their terms.

_____________________________________________________         __________________
   Participant or Designated Beneficiary Signature                   Date


_____________________________________________________
 Print name of Participant or Designated Beneficiary

                                    -Side 2-